UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Credit Suisse Park View BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-1520456
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

One Madison Avenue, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-198981

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the common stock contained in the section entitled “Description of Our Stock” in the Registration Statement on Form N-2 (File No. 333-198981), initially filed with the Securities and Exchange Commission under the Securities Act of 1933 on September 26, 2014, as amended from time to time, is incorporated by reference herein.

Item 2.   Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of Credit Suisse Park View BDC, Inc.*

3.2	Bylaws of Credit Suisse Park View BDC, Inc.*

4.1	Form of Dividend Reinvestment Plan of Credit Suisse Park View BDC, Inc.**

*Incorporated by reference to Pre-Effective Amendment No. 2 to Credit Suisse Park View BDC, Inc.’s registration statement on Form N-2 (File No. 333-198981), filed on February 3, 2015.

** Incorporated by reference to Pre-Effective Amendment No. 1 to Credit Suisse Park View BDC, Inc.’s registration statement on Form N-2 (File No. 333-198981), filed on January 9, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2015	Credit Suisse Park View BDC, Inc.

	By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement of Credit Suisse Park View BDC, Inc.*

3.2	Bylaws of Credit Suisse Park View BDC, Inc.*

4.1	Form of Dividend Reinvestment Plan of Credit Suisse Park View BDC, Inc.**

*Incorporated by reference to Pre-Effective Amendment No. 2 to Credit Suisse Park View BDC, Inc.’s registration statement on Form N-2 (File No. 333-198981), filed on February 3, 2015.

** Incorporated by reference to Pre-Effective Amendment No. 1 to Credit Suisse Park View BDC, Inc.’s registration statement on Form N-2 (File No. 333-198981), filed on January 9, 2015.